Exhibit 3.59

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “CLEVELAND WRECKING COMPANY” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, FILED THE TWENTY-THIRD DAY OF MAY, A.D. 2007, AT 4:27 O’CLOCK P.M.

CERTIFICATE OF OWNERSHIP, CHANGING ITS NAME FROM “CRI RESOURCES, INC.” TO “CLEVELAND WRECKING COMPANY”, FILED THE SECOND DAY OF JULY, A.D. 2007, AT 3:15 O’CLOCK P.M.

Jeffrey W. Bullock, Secretary of State
0242317 8100X	AUTHENTICATION: 0465978
130680281	DATE: 05-29-13
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 04:50 PM 05/23/2007 FILED 04:27 PM 05/23/2007 SRV 070609892 – 0242317 FILE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CRI RESOURCES, INC.

CRI Resources, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

A. The present name of the Corporation is CRI Resources, Inc. The name under which the corporation was originally incorporated is Cleveland Wrecking Company of Cincinnati, and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is September 4, 1928.

B. All amendments to the Certificate of Incorporation reflected herein have been duly authorized and adopted by the Company’s Board of Directors and sole stockholder in accordance with the provisions of Section 242, 245 and 228 of the General Corporation Law of the State of Delaware.

C. The Corporation’s Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

1. The name of the corporation is:

CRI RESOURCES, INC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000), all of which shall be Common Stock, and the par value of each share shall be one cent ($.01).

5. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

6. Election of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

7. No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 22nd day of May, 2007.

CRI RESOURCES, INC.

By:	/s/ James P. Sheridan
Name:	James P. Sheridan
Title:	President

State of Delaware Secretary of State Division of Corporations Delivered 03:15 PM 07/02/2007 FILED 03:15 PM 07/02/2007 SRV 070774526 – 0242317 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

OF

CLEVELAND WRECKING COMPANY

(a California corporation)

WITH AND INTO

CRI RESOURCES, INC.

(a Delaware corporation)

It is hereby certified that:

1. Cleveland Wrecking Company (the “Corporation”), is a corporation organized and existing under the laws of the State of California.

2. CRI Resources, Inc. (“CRI Resources”), is a corporation organized and existing under the laws of the State of Delaware.

3. The Corporation owns 100% of the outstanding shares of capital stock of CRI Resources.

4. The Board of Directors of the Corporation has determined to merge itself into CRI Resources pursuant to Section 1110 of the California Corporations Code and Section 253 of the Delaware General Corporation Law and has adopted the following resolutions as of July 2, 2007:

WHEREAS, the Corporation owns 100% of the issued and outstanding shares of capital stock of CRI Resources, Inc., a Delaware corporation (“CRI Resources”); and

WHEREAS, it is deemed to be advisable and in the best interests of the Corporation that the Corporation merge itself with and into CRI Resources, with CRI Resources being the surviving corporation;

NOW, THEREFORE, BE IT RESOLVED, that the merger of the Corporation with and into CRI Resources, with CRI Resources being the surviving corporation, pursuant to Section 253 of the Delaware General Corporation Law and Section 1110 of the California Corporations Code (the “Merger”), be, and it hereby is, approved; and

RESOLVED FURTHER, that, upon the effective date of the Merger, each issued and outstanding share of common stock of the Corporation shall be automatically converted into one (1) share of common stock of CRI Resources; and

RESOLVED FURTHER, that the issued shares of CRI Resources owned by the Corporation shall not be converted in any manner, but each said share which is issued as of the effective date of the Merger shall be surrendered and extinguished; and

RESOLVED FURTHER, that, upon the effective date of the Merger, Article 1 of the Amended and Restated Certificate of Incorporation of CRI Resources, the surviving corporation, shall be amended to read as follows:

“1. The name of the corporation is Cleveland Wrecking Company.”

RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation, to submit the proposed Merger to the sole shareholder of the Corporation for consideration thereof; and

RESOLVED FURTHER, that, following approval of the Merger by the sole shareholder of the Corporation, the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation, to prepare and execute a Certificate of Ownership and Merger, and to file or cause to be filed said Certificate of Ownership and Merger with the Delaware Secretary of State and the California Secretary of State, and to execute such other documents and take such other actions as such officer or officers shall deem to be necessary, appropriate or advisable in order to carry out the intent and purposes of the foregoing resolutions.”

5. The Merger has been adopted, approved, certified, executed and acknowledged by the Board of Directors of the Corporation in accordance with the California Corporations Code and has been approved by the Board of Directors of CRI Resources in accordance with the provisions of the Delaware General Corporation Law.

6. The Merger has been approved by the written consent of the holder all of the issued and outstanding shares of voting stock of the Corporation pursuant to Section 603(a) of the California Corporations Code.

7. The surviving corporation will continue its existence as said surviving entity under the name “Cleveland Wrecking Company” upon the effective date of the Merger pursuant to the provisions of the Delaware General Corporation Law.

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IN WITNESS HEREOF, Cleveland Wrecking Company, a California corporation, has caused this certificate to be signed by its President this 2nd day of July, 2007.

CLEVELAND WRECKING COMPANY
a California corporation

By:	/s/ James Sheridan
Name:	James Sheridan
Title:	President

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July 2, 2007

Cleveland Wrecking Company

628 East Edna Place

Covina, CA 91723

RE:	CRI RESOURCES, INC.
change of name to:
CLEVELAND WRECKING COMPANY

TO WHOM IT MAY CONCERN:

The undersigned corporation, by submission of this letter, hereby grants permission to CRI Resources, Inc. to change its corporate name to CLEVELAND WRECKING COMPANY.

Thank you!

Very truly yours;

/s/ James P. Sheridan

James P. Sheridan
President of
Cleveland Wrecking Company